Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Todd Bauman, Chief Executive Officer and Chief Financial Officer of Asset Protection of America, Inc. (the “Company”) certify that:

1.	I have reviewed the quarterly report on Form 10-Q of the Company;

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.	Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the period presented in this report.

Date: November 19, 2015

/s/ Todd Bauman

Todd Bauman Chief Executive Officer and Chief Financial Officer